UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2021

OceanTech Acquisitions I Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40450	85-2122558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Madison Avenue, Suite 8133

New York, New York 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (929) 412-1272

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A common stock and one redeemable Warrant	OTECU	The NASDAQ Stock Market LLC

Class A common stock, par value $0.0001 per share	OTEC	The NASDAQ Stock Market LLC

Warrants, each exercisable for one share of Class A common stock for $11.50 per share	OTECW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 9, 2021, OceanTech Acquisitions I Corp. (the “Company”) filed its Form 10-Q for the quarterly period ending September 30, 2021 (the “Q3 Form 10-Q”), which included Note 2, Restatement of Previously Issued Financial Statements (“Note 2”), that describes a revision to a portion of the Company’s previously issued financial statements for the classification of its Class A common stock subject to redemption issued as part of the units sold in the Company’s initial public offering (“IPO”) on June 2, 2021. As described in Note 2, upon its IPO, the Company classified a portion of the Class A common stock subject to redemption as permanent equity to maintain net tangible assets greater than $5,000,000 on the basis that the Company will consummate its initial business combination only if the Company has net tangible assets of at least $5,000,001. The Company’s management re-evaluated the conclusion and determined that the Class A common stock subject to redemption included certain provisions that require classification of the Class A common stock subject to redemption as temporary equity regardless of the minimum net tangible assets required to complete the Company’s initial business combination. As a result, management corrected the error by revising all Class A common stock subject to redemption as temporary equity. This resulted in an adjustment to the initial carrying value of the Class A common stock subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and Class A common stock.

Also in Note 2, in connection with the change in presentation for the Class A common stock subject to possible redemption, the Company revised its earnings per share calculation to allocate income and losses shared pro rata between the two classes of shares. This presentation differs from the previously presented method of earnings per share, which was similar to the two-class method.

The Company originally determined the changes were not qualitatively material to the Company’s previously issued financial statements and revised its previously financial statements in Note 2 to its Q3 Form 10-Q. However, upon further consideration of the material nature of the changes, the Company determined the change in classification of the Class A common stock subject to redemption and change to its presentation of earnings per share is quantitatively material and the Company should restate its previously issued financial statements.

Therefore, on December 2, 2021, the Company’s management, and the audit committee of the Company’s board of directors (the “Audit Committee”) concluded that the Company’s previously issued (i) audited balance sheet as of June 2, 2021 filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 8, 2021 (“Balance Sheet 8-K”), (ii) unaudited interim financial statements included in the Form 10-Q for the quarterly period ended June 30, 2021 (the “Q2 Form 10-Q”) as filed with the SEC on August 10, 2021 and (iii) unaudited interim financial statements included in the Q3 Form 10-Q as filed with the SEC on November 9, 2021 (collectively, the “Affected Periods”), should be restated and should no longer be relied upon. Similarly, other communications describing the Company’s financial statements and other related financial information covering the Affected Periods should no longer be relied upon. In addition, the audit report of the Company’s current independent registered public accounting firm, Marcum LLP (“Marcum”) included in the Balance Sheet 8-K should no longer be relied upon.

The Audit Committee determined that it is appropriate to file an amendment to its Q3 Form 10-Q, including restated unaudited interim financial statements for the quarterly periods ended June 30, 2021 and September 30, 2021, reflecting the restatement of the Class A common stock subject to redemption and change to its presentation of earnings per share for the Affected Periods as soon as practicable.

The Company determined that none of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the IPO.

After re-evaluation, the Company’s management has concluded that in light of the errors described above, a material weakness existed in the Company’s internal control over financial reporting during the Affected Periods and that the Company’s disclosure controls and procedures were not effective.  The Company’s remediation plan with respect to such material weakness will be described in more detail in Item 4 of Part I to the Q3 Form 10-Q/A.

The Audit Committee discussed the above disclosed matters with Marcum.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OceanTech Acquisitions I Corp.

	By:	/s/ Joseph Adir
		Name:	Joseph Adir
		Title:	Chief Executive Officer

Dated: December 2, 2021